                                                                    EXHIBIT A-5

                           HERITABLE FINANCE LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                              FOR THE SIX MONTHS
                                                            FOR THE YEAR ENDED                      ENDED
                                                ------------------------------------------   ---------------------
                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   JUNE 30,     JUNE 30,
                                                    1993           1994           1995         1995         1996
                                                ------------   ------------   ------------   ---------    ---------
                                                                                            (UNAUDITED)  (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).........................   $     (285)    $    3,162     $    4,808    $   2,392   $   3,723
       Adjustments to reconcile net earnings
          to net cash provided by (used in)
          operating activities:
          Depreciation and amortization.......          324            262             59           73          42
          Income taxes payable................           27            301          1,071          758       2,296
          Provision for losses................       (1,141)         2,236            797        1,403      (4,330)
          (Gain) loss on disposal of fixed
            assets............................           49            (20)            13            7         (16)
       Net changes in operating assets and
          liabilities:
          Other...............................          328         (2,683)          (566)       5,032       6,720
          (Increase) decrease in accrued
            interest receivable...............          193           (952)          (115)        (167)        (92)
                                                -----------    ----------     -----------     -----------   ---------
            Net cash provided by (used in)
               operating activities...........         (505)         2,306          6,067        9,498       8,343
                                                ------------    -----------    ------------   ------------  ----------
Cash flows from investing activities:
  Payment for acquisition of former
     associate................................           --           (912)            --           --          --
  (Increase) decrease in mortgage loans held
     for investment...........................       24,038         (8,359)       (13,693)     (16,747)    137,531
  Net purchases of equipment..................         (249)          (224)          (376)        (197)       (230)
                                                 -----------    -----------    ------------   -----------  ----------
  Net cash (used in) provided by investing
     activities...............................       23,789         (9,495)       (14,069)     (16,944)    137,301
                                                -----------    -----------    ------------   -----------  -----------
Cash flows from financing activities:
  Dividends paid..............................           --         (3,911)            --           --          --
  Increase (decrease) in amounts due to: The
     Heritable and General Investment Bank
     Limited..................................      (23,265)        10,720          7,991        6,343    (171,028)
     City Mortgage Corporation................           --             --             --           --      26,718
                                                -----------    -----------    ------------   -----------  ----------
Net cash provided by (used in) financing
  activities..................................      (23,265)         6,809          7,991        6,343    (144,310)
                                                -----------    -----------    ------------   -----------  ----------
Net increase (decrease) in cash...............           19           (380)           (11)      (1,103)      1,334
Cash at the beginning of the period...........          419            438             58           58          47
                                                -----------    -----------    ------------   ----------- ------------
Cash at the end of the period.................   $      438     $       58     $       47    $  (1,045)  $   1,381
                                                ===========    ===========    ============   =========== ============
Supplemental disclosure of cash flow
  information:
  Income taxes paid (recovered)...............   $     (951)    $      342     $    1,479           --          --
                                                ===========    ===========    ============   =========== ============
  Interest paid...............................   $   11,339     $    7,644     $   12,278    $   5,914   $   5,357
                                                ===========    ===========    ============   =========== ============

          See accompanying notes to consolidated financial statements.